CARMAX REPORTS RECORD SALES
                           ---------------------------
                FOR THE FISCAL 2004 FOURTH QUARTER AND FULL YEAR
                ------------------------------------------------


Richmond, Va., March 4, 2004 - CarMax, Inc. (NYSE: KMX) today reported record sales for the fourth quarter and fiscal year ended February 29, 2004.

   o Comparable store used unit sales rose 5% in the fourth quarter and 6% for the fiscal year.

   o Total used unit sales grew 17% in the fourth quarter and 18% for the fiscal year.

   o Fourth quarter total sales increased 18% to $1.12 billion from $946.6 million in the prior year's quarter. Fiscal 2004 total sales of $4.60 billion grew 16% compared with $3.97 billion in fiscal 2003.

   o CarMax continues to expect fourth quarter earnings per share in the range of 19 cents to 22 cents, bringing expected fiscal 2004 earnings per share to a range of $1.08 to $1.11.

Sales Commentary
----------------

"We are pleased by our continuing ability to grow market share in a challenging used car market," said Austin Ligon, president and chief executive officer. "Our 6% used unit comp growth in fiscal 2004 maintains a double-digit spread versus our estimate of negative 5% average used unit comps for the publicly traded new car dealer groups in calendar 2003.

 "Used unit comp growth of 5% for the quarter and 6% for the year were both within our expected ranges," said Ligon. "Our stores experienced fewer major winter storms than in last year's fourth quarter. Though less severe, disruptive winter weather occurred with more frequency and was more widespread than last year. We believe the weather had a generally dampening effect on this quarter's sales.

"As expected, the quarter benefited from an extra Saturday in January compared with last year and one extra selling day in February," said Ligon. "These calendar differences added approximately 2 percentage points to this quarter's used unit comp sales growth. The quarter also benefited from the gradual return to historical approval rates by our non-prime, third-party lenders.

                                     -more-

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CarMax, Inc.
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"We note that some analysts have been attempting to predict our monthly or quarterly used unit comps based on data from state departments of motor vehicles," said Ligon. "We caution that using DMV data to estimate short-term performance of individual stores, markets, or companies is highly unreliable. Not all states make available title registration data by dealer. There are wide variations in state and county reporting practices, in the time lag between a sale and title registration, in the aggregation of sales data in multi-store markets, and so forth. DMV data can be useful over the long term to help estimate market share or to gauge the longer-term directional performance of the used vehicle market. However, in our view, the data should not be used to try to estimate short-term sales performance."

Fourth Quarter Earnings Expectations
------------------------------------

"We continue to expect fourth quarter earnings per share in the range of 19 cents to 22 cents," Ligon said. "Our confidence in meeting this expectation is based on as-predicted comp unit growth and our new superstores as a group continuing to perform somewhat above expectations."

Store Openings and New Car Franchise Disposals
----------------------------------------------

CarMax opened two superstores during the fourth quarter, entering the Louisville market with a standard superstore and adding a satellite superstore in Las Vegas. Also during the fourth quarter, the company co-located its two remaining stand-alone new car franchises in Los Angeles with a new satellite used car superstore. Including the Los Angeles satellite, the company opened a total of nine superstores in fiscal 2004, including five standard superstores in new, mid-sized markets and four satellite superstores in existing markets.

During the fourth quarter, CarMax sold an integrated Chrysler franchise that had been located at the Southlake used car superstore in Atlanta. During fiscal 2004, the company exited a total of four new car franchises. Disposal plans remain for four Mitsubishi franchises and a Ford franchise. As of February 29, 2004, CarMax had 12 new car franchises, all of which were integrated or co-located with its used car superstores.

In the first quarter of fiscal 2005, CarMax plans to open three standard-sized used car superstores. The company will enter the Indianapolis and Columbia markets and add its third superstore in the Los Angeles market.

Earnings Release and Conference Call Information
------------------------------------------------

CarMax will release fourth quarter earnings on Tuesday, March 30, 2004, before the market opens. The company will host a conference call for investors at 9:00 a.m. Eastern time on that date. Domestic investors may access the call at 1-888-298-3261 (conference I.D.: 5979279). International investors should dial 1-706-679-7457 (conference I.D.: 5979279). A live Web cast of the call will be available on the company's investor information home page at http://investor.carmax.com or at www.streetevents.com.


                                     -more-

CarMax, Inc.
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A replay of the call will be available beginning at approximately 1:00 p.m.
Eastern time on March 30 and will run through midnight, April 6, 2004. Domestic investors may access the recording at 1-800-642-1687 (conference I.D.: 5979279) and international investors at 1-706-645-9291 (conference I.D.: 5979279). A replay of the call also will be available on the company's investor information home page or at www.streetevents.com.



Retail Vehicle Sales Change
---------------------------

                                               Three Months Ended                      Year Ended
                                               February 29 or 28                   February 29 or 28
                                        ---------------------------------    -------------------------------
                                             2004             2003                2004            2003
                                             ----             ----                ----            ----
Comparable store vehicle sales:
    Used vehicle units...........             5 %              0 %                 6 %             8 %
    New vehicle units............             3 %              3 %                (1)%            (3)%
    Total units..................             5 %              0 %                 5 %             6 %

    Used vehicle dollars.........             9 %             (1)%                 7 %             8 %
    New vehicle dollars..........             7 %              3 %                 1 %            (3)%
    Total dollars................             9 %              0 %                 6 %             6 %

Total vehicle sales:
    Used vehicle units...........            17 %             12 %                18 %            16 %
    New vehicle units............            (5)%              3 %                (3)%            (7)%
    Total units..................            15 %             11 %                16 %            13 %

    Used vehicle dollars.........            21 %             11 %                19 %            17 %
    New vehicle dollars..........            (1)%              3 %                (1)%            (7)%
    Total dollars................            18 %             10 %                16 %            12 %


Percent Retail Vehicle Sales
----------------------------
                                               Three Months Ended                      Year Ended
                                                February 29 or 28                  February 29 or 28
                                         --------------------------------    -------------------------------
                                              2004            2003                2004            2003
                                              ----            ----                ----            ----
Vehicle units:
    Used vehicles.................              92%             90%                91%              89%
    New vehicles..................               8              10                  9               11
                                         --------------- ----------------    --------------- ---------------
Total.............................             100%            100%               100%             100%
                                         --------------- ----------------    --------------- ---------------


Vehicle dollars:
    Used vehicles.................              88%             86%                87%              85%
    New vehicles..................              12              14                 13               15
                                         --------------- ----------------    --------------- ---------------
Total.............................             100%            100%               100%             100%
                                         --------------- ----------------    --------------- ---------------

                                     -more-

CarMax, Inc.
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Retail Unit Sales
-----------------
                                               Three Months Ended                      Year Ended
                                                February 29 or 28                  February 29 or 28
                                         --------------------------------    -------------------------------
                                               2004            2003                2004            2003
                                               ----            ----                ----            ----
Used vehicles.....................            54,543          46,674             224,099         190,135
New vehicles......................             4,837           5,084              21,641          22,360
                                         --------------- ----------------    --------------- ---------------
Total.............................            59,380          51,758             245,740         212,495
                                         --------------- ----------------    --------------- ---------------

Average Retail Selling Price
----------------------------
                                               Three Months Ended                      Year Ended
                                                February 29 or 28                  February 29 or 28
                                         --------------------------------    -------------------------------
                                               2004            2003                2004            2003
                                               ----            ----                ----            ----
Used vehicles.....................           $15,370         $14,900             $15,379         $15,243
New vehicles......................           $23,942         $23,070             $23,650         $23,183
Weighted average..................           $16,068         $15,703             $16,107         $16,078

About CarMax
------------

CarMax is the nation's leading specialty retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 49 used car superstores in 23 markets. CarMax also operates 12 new car franchises, all of which are integrated or co-located with its used car superstores. During the twelve month period ended February 29, 2004, the company sold 224,099 used cars, which is 91 percent of the total 245,740 vehicles the company sold during that period. For more information, access the CarMax Web site at www.carmax.com.

Forward-Looking Statements
--------------------------

The company cautions readers that the statements contained herein regarding the company's future business plans, operations, opportunities, or prospects, including without limitation any statements or factors regarding expected sales, margins, or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual Report on Form 10-K for the fiscal year ended February 28, 2003, and its quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.

                                      # # #
Contacts:
           Investors and Financial Media:
                  Dandy Barrett, Director of Investor Relations, (804) 935-4591 Celeste Gunter, Manager, Investor Relations, (804) 935-4597

           General Media:
                  Lisa VanRiper, Director of Public Affairs, (804) 935-4594